Vigor Alimentos S.A.
Valuation Report According to CVM
Instruction No. 361
January 24,
2012
Free translation prepared by the Company
(and not by Bradesco BBI). In case of any
inconsistency, the original version in
Portuguese shall always prevail.
Exhibit 2.4

Disclaimer
Important Notice
1. Banco Bradesco BBI S.A. (“Bradesco BBI” or the “Appraiser”) was retained by JBS S.A. (“JBS” or the “Offeror”) to prepare a valuation report
(“Valuation Report”) of Vigor Alimentos S.A. (“Vigor” or the “Company” and, together with JBS, the “Companies”), the sole shareholder of S.A. Fábrica de Produtos Alimentos Vigor (“Fábrica de Produtos Alimentícios Vigor”). This Valuation Report was prepared pursuant to the terms of CVM
Instruction No. 361/02, as amended (“ICVM-361”), and in connection with the public tender offer in Brazil for shares issued by JBS in exchange for shares issued by Vigor (the “Exchange Offer”).
2. This Valuation Report was prepared in Portuguese and, if translated to another language, the Portuguese version shall prevail for all purposes. This
Valuation Report was prepared in connection with the Exchange Offer exclusively, pursuant to the terms of the ICVM-361, and shall not be used by any third parties or for purposes other than the Exchange Offer, including but not limited to article 8 of Law No. 6,404/76. Additionally, this Valuation
Report must not be used outside the scope of the Exchange Offer without the prior written consent of Bradesco BBI.
3.
The reference date for this Valuation Report is January 20, 2012.
4. The Company was evaluated as an independent stand-alone business, and the outcome of the Exchange Offer was not considered in this Valuation
Report. Bradesco BBI does not express any opinion on any potential impact, positive or negative, that the Exchange Offer may have on the
Companies and/or their shareholders, and assumes no responsibility for the results thereof.
5.
Bradesco BBI has not made and does not make any recommendation with regards to the terms and conditions of the Exchange Offer.
6. This Valuation Report did not consider any previous valuation performed by Bradesco BBI or any other institution of either the Company or any security issued by the Company in connection with any past transactions, offers or negotiations involving the Company.
7. This Valuation Report does not constitute a judgment, opinion or recommendation to the Company‘s management or shareholders or to any third party regarding the convenience of or opportunity to make or their decision to make or accept the Exchange Offer. This Valuation Report, including its analyses and conclusions, (i) does not constitute a recommendation to any member of the Company’s Board of Directors, its shareholders or to the
Company itself or to any of its shareholders, subsidiaries or affiliates on how to vote or act on any matter related to the Exchange Offer; and (ii) it may not be used to justify anyone’s right to vote on any matter, including the Company’s shareholders.
8. Bradesco BBI, its management, employees, advisors, agents or representatives do not and will not, expressly or implicitly, make any representation or statement regarding accuracy or completeness of the Information Provided (as defined below) by the Companies or third parties hired by them
(including studies, projections or forecasts of the Company or assumptions and estimates on which such projections and forecasts were based) used in preparing this Valuation Report. In addition, Bradesco BBI does not assume any obligation to perform, and has not performed, any physical inspection of the property or fixtures of the Company. Bradesco BBI is not an accounting firm and has not provided any accounting or auditing service or review in connection with this Valuation Report or the Exchange Offer. Bradesco BBI is not a law firm and has not provided any legal, regulatory, tax or fiscal services in relation to this Valuation Report or the Exchange Offer.

Disclaimer (cont.)
Important Notice
9. In addition, Bradesco BBI does not assume any responsibility or obligation to indemnify any party in relation to the content, accuracy, veracity, integrity, consistency, sufficiency or precision of the Information Provided (as defined below), which shall be the Company‘s sole and exclusive responsibility. Bradesco BBI does not assume any responsibility for independent verifications and has not independently verified any information, whether public or private, in relation to the Company, including, but not limited to, any financial information, estimate or forecast considered in the preparation of this Valuation Report. Nothing contained in this Valuation Report shall be interpreted or considered a statement by Bradesco BBI with regards to the past or future performance of the Company.
10. All demographic, macroeconomic and regulatory information, and information relating to stock market performance and the market sector and/or segments in which the Company operates, if not furnished by the Companies or by its Designated Representatives (as defined below), were based on renowned and reliable public sources.
11. The information contained in this Valuation Report reflects the financial conditions of the Company as at January 20, 2012, and reflects the
Information Provided (as defined below). Consequently, any subsequent changes to the financial conditions or to the Information Provided (as defined below) may affect the results presented herein.  Bradesco BBI is not obliged at any time to update, review, reaffirm or revoke any information contained in this Valuation Report in whole or in part or to provide any additional information related to this Valuation Report.
12. Pursuant to article 8 of ICVM-361 and in compliance with Annex III, Item XII, letter "c", item 1 of the same regulation, in order to assess the economic value of the Company, we employed the discounted cash flow (“DCF”) methodology. Additionally, for the purpose of calculating the value of share capital of the Company, i.e. the equity value of the Company (“Equity Value”), we developed a DCF model to arrive at the total economic-financial value of the Company (the “Firm Value”), from which we deducted the net debt and other contingent assets and liabilities of the
Company on January 20, 2012 ("Net Debt" and “Adjustments", respectively). We have not employed any other valuation method, in particular those listed in paragraphs 2 and 3, letter “c” and letter “d”, Item XII, Annex III of ICVM-361 (respectively, weighted average of the Company's share price over the last 12 (twelve) months, market multiples, multiples of comparable transactions and other criteria).
13. The work of producing economic-financial valuations, especially employing the DCF method, involves subjective assumptions and is subject to certain limitations, as follows: (i) estimates and projections used for purpose of this Valuation Report, especially those which depend on the occurrence of future and uncertain events which the Company’s management expects to occur, may not actually be achieved. The actual future results may differ significantly from the forecast results utilized in connection with the valuation and (ii) factors, such as changes in the external environment, changes in the Company’s internal environment and financial modeling differences, may result in differences between the projected cash flows and actual cash flows. Except for changes already reflected in this Valuation Report, the DCF method cannot anticipate changes in the internal and external environments in which the Company does business.

Disclaimer (cont.)

Important Notice
14.
Pursuant to Annex III of ICVM-361, this Valuation Report is based on the audited financial statements of Vigor as well as the audited financial statements of
Fábrica de Produtos Alimentícios Vigor. Bradesco BBI’s valuation was based on documents furnished by the Company, and on (a) certain management information and/or documents relating to the Company furnished by the management of the Companies or by third parties engaged by the Companies (the
“Designated Representatives“), furnished both in writing and during oral discussions with its Designated Representatives, and (b) publicly available information.
The following information or documents were made available by the Company to Bradesco BBI until January 23, 2012 (jointly, the “Information Provided”): (i) the
Company’s historical operating and financial performance; (ii) the Company’s corporate structure; (iii) the Company’s business plans (“Business Plans” and individually, “Business Plan”); and (iv) other public information. During the preparation of this Valuation Report, Bradesco BBI has also taken into account other aspects deemed appropriate, including economic, monetary and market estimates.
15.
The Information Provided (specifically the Business Plan) was discussed with the Companies’ representatives during the preparation of this Valuation Report.
Given that the analysis and results reported by us are based on expected future performance, as provided to us by the management of the Companies, the actual future results of the Company may be significantly more or less favorable than those forecast in this Valuation Report.
16.
Bradesco BBI assumes and relies on the accuracy, veracity, integrity, consistency, sufficiency, reasonableness and precision of all the Information Provided, either in written form or through discussion with the Designated Representatives or if publicly available. The work performed by us did not include any audit, due diligence or tax consultancy, nor was the ownership over the deeds of property owned by the company involved in this Valuation Report investigated, or the existence of liens or encumbrances thereon verified.
17.
Bradesco BBI does not undertake any responsibility for the accuracy, veracity, integrity, consistency, sufficiency, reasonableness and precision of the
Information Provided, or with regard to how it was prepared. Bradesco BBI was informed by the Company (i) that all Information Provided is complete, correct and sufficient, (ii) that all Information Provided was reasonably prepared in order to reflect the best estimates and appraisals at the time each piece was made available and the best judgment of the Companies´ management as to the expected future financial performance of the Companies and (iii) that, since the date of delivery of the Information Provided to this date, the Company has not learned of any piece of information that materially impacts the business, financial condition, assets, liabilities, business prospects, business transactions or the number of shares issued by the Companies, and the Company is not aware of any other material event which may alter its future performance or the Information Provided, or make the Information Provided incorrect or inaccurate in any material aspect or that could cause a material effect on the results and analyses of this Valuation Report.
18.
Bradesco BBI did not assume the responsibility to undertake and did not undertake (i) any appraisal of the recorded and unrecorded assets and liabilities
(whether contingent or not) of the Company; (ii) any review or audit of the historical financial statements or of the documents on which the analyses contained in this Valuation Report were based; (iii) any technical audit of the operations of the Company; (iv) any assessment of solvency or fair value of the Company, in accordance with any state or federal law relating to bankruptcy, insolvency or similar matters; or (v) any physical inspection of properties, facilities or assets of the Company. Bradesco BBI does not provide audit, accounting, general or strategic consultancy services or legal counseling and the preparation of this
Valuation Report by Bradesco BBI has not included any service or advice of this nature.

Disclaimer (cont.)

Important Notice
19.
The estimates and forecasts contained in this Valuation Report are inherently subject to uncertainties and various events or factors that are beyond the control of the Companies, as well as of Bradesco BBI, especially those whose occurrence depends on future and uncertain events.
Therefore, Bradesco BBI will not be responsible in any way if the Company's future results differ from the results disclosed in the Business Plan and/or in this Valuation Report. There is no guarantee that the Company’s future results will correspond to the Company's financial projections used as a basis for the analysis in this Valuation Report, and in that sense, the differences between the projections used and the Company's financial results may be relevant. The Company's future results may also be affected by economic and market conditions.
20.
The actual future results may differ significantly from the one suggested in this Valuation Report. In this way, Bradesco BBI does not assume any responsibility or obligation to indemnify any party if future results differ from the estimates and forecasts presented in this Valuation Report and does not give any representations or warranties in relation to such estimates and projections. Bradesco BBI does not assume any responsibility in relation to the estimates or projections disclosed in the Business Plan, nor as to how they were prepared. Furthermore, Bradesco BBI does not undertake any obligation to advise any person about any change in any fact or matter that affects this Valuation Report, about which it may become aware after the date of this Valuation Report.
21.
The preparation of  this Valuation Report is a complex process that involves subjective judgments and is not suitable for a partial analysis or summarized descriptions. Bradesco BBI has not assigned any specific importance to certain factors considered in this Valuation Report, but instead, has conducted a qualitative analysis of the importance and relevance of all factors considered herein. Accordingly, this Valuation Report should be analyzed as a whole and the analysis of selected portions, summaries or specific aspects of this Valuation Report, without the knowledge and analysis of this Valuation Report in its entirety may result into an incomplete and incorrect understanding of the analysis conducted by Bradesco BBI and of the findings of this Valuation Report. The findings presented in this Valuation Report refer only to the Exchange Offer and are not extended to any other present or future questions or transactions related to the Company or the industry it serves.
22.
Bradesco BBI may apply market assumptions in valuations of other companies and sectors differently from how they are applied in this Valuation
Report, such that  the research and other departments of Bradesco BBI and related companies may use different estimates, projections and methodologies in those analyses, reports and publications from those used in this Valuation Report. Therefore, such analyses, reports and publications may contain different findings from those described in this Valuation Report.
23.
This Valuation Report is not and must not be used as (i) a fairness opinion in connection with the Exchange Offer; (ii) a recommendation related to any aspect of the Exchange Offer; (iii) a valuation report issued for any purpose other than those set forth in the ICVM-361 and, if the Exchange
Offer is eventually registered at the U.S. Securities and Exchange Commission (“SEC”) and/or disclosed in the United States of America in view of the rules issued by the SEC, those set forth in the applicable U.S. laws and regulations; or (iv) an opinion on the adequacy or determination of the fair price of the Exchange Offer. This Valuation Report was not compiled or prepared with an aim to comply with any legal provision or regulation in
Brazil or abroad, except for those applicable to the Exchange Offer.

Disclaimer (cont.)

Important Notice
24.
The purpose of this Valuation Report is to indicate a reasonable value range for the shares in connection with the Exchange Offer, on the base dates used in each methodology, pursuant to ICVM-361, and it does not assess any other aspect or implication of the Exchange Offer or any contract, agreement or understanding executed in relation to the Exchange Offer. This Valuation Report does not discuss the merits of the
Exchange Offer if compared to other business strategies that may be available to the Company and/or its shareholders, nor does it discuss the eventual business decision made thereby to conduct and/or accept the Exchange Offer. The results presented in this Valuation Report refer exclusively to the Exchange Offer and are not applicable to any other question or transaction, present or future, in relation to the Company or the economic group to which it belongs or to the sectors in which it performs its activities.

Table of Contents
Page
I.Executive summary
8
II.Information about the Appraiser
12
III.Information about the Company
19
IV.Valuation of the Company
29
Appendix I. Weighted Average Cost of Capital (WACC) 39
Appendix II. Financial net debt and other adjustments 41
Appendix III. Tax, labor and social obligations 43
Appendix IV. Glossary 45

I. Executive summary

Summary valuation of the Company using the various valuation methodologies mentioned above (R$ per share)
Executive summary

Bradesco BBI’s role, scope of work and valuation summary
Valuation analysis and methodologies
Pursuant to the provisions of ICVM-361, Bradesco BBI conducted a valuation of the Company’s shares using the following methodologies:
Shareholders’ equity book value per share as of January 20, 2012
Economic  value, measured by the DCF methodology.  Bradesco BBI considers DCF the most appropriate methodology for
The market price methodology was not used since the Company’s shares are not traded on a stock exchange.
Source: Bradesco BBI
Note: (1) For further details on the valuation, please refer to section IV
DCF – WACC: 12.2% p.a.   Growth: 4.5% p.a.
Equity book value
4.00 10.00
5.00 6.00
7.00 8.00 9.00
8.34
7.58
7.96
defining the economic value of the shares, since it captures the expected future performance of the Company and the Company’s Business Plan.

Valuation methodologies pursuant to ICVM-361
Executive summary

Methodology Description and Information Used Considerations
Bradesco BBI favored the discounted cash flow methodology because it believes that this methodology best captures the expected future performance of the Company, in accordance with the Company’s Business Plan.
Discounted
Cash Flow
(“DCF”)
Analysis based on long-term economic-financial forecasts
of the Company
Analysis supported by the long-term Business Plans of
the Company
Reflects the best estimates of the Company’s management as to the
Company’s expected future financial performance
Captures the long-term growth perspective of the Company’s
management
Identifies the main factors that create value and helps assess the sensitivity to such factors as forecast in the Company’s Business Plan
Does not capture the future value generation to the shareholders, given that it is based only on the historical performance of the Company
Book value does not necessarily reflect the prospect of economic value creation
Sensitive to accounting standards used
Source: Bradesco BBI
Note: (1) The market price methodology is not applicable since the Company’s shares are not traded on a stock exchange
Comparison of the valuation methodologies and respective applicability
Value per share based on the Company’s equity book
value
Company’s net equity book value
Projections may be affected by subjective considerations (unpredictability of data of necessary elements)
The assets’ value, net of the liabilities’ value, even updated, may not reflect appropriately the Company’s expected future cash generation

Executive summary

Main assumptions underlying the DCF analysis Financial forecasts (R$ million)
Reference date: January 20, 2012
Financial forecasts based on Business Plan until 2021
Forecast period: 2012 to 2021
Currency: R$ nominal
WACC: estimated based on Capital Asset Pricing Model – CAPM, in US$
nominal and converted to R$ nominal by the expected long-term inflation differential between Brazil and the USA.
Terminal value: estimated based on the free cash flow forecasted for the year 2021, applied to the growth in perpetuity, in nominal terms, equivalent to 4.5% per annum.
Firm Value (FV): sum of the present values of projected free cash flows added to the present value of the terminal value
Net revenues grow at an average rate (CAGR) of 16.3% per annum, from
2012 to 2015, in line with historical growth in revenues. Beginning in 2015, net revenues growth begins to stabilize until it reaches 8.0% in 2020, reflecting the Company’s forecasts
Gross margin: beginning in 2012, gross margin improvement of 33.5%, similar to 2010 levels, reflecting the Company’s expected stabilization of raw material costs, especially the cost of milk
EBITDA margin: EBITDA margin improvement beginning in 2012, reflecting the recovery of the gross margin and operational gains
Investments in fixed assets (CAPEX): capex in the first years of projections assumes investments in production capacity and logistics structure expansion, according to the Company’s expansion plans
Income and Social Contribution Taxes rate: 34%
Main assumptions underlying Vigor’s Business Plan Weighted average cost of capital (“WACC”)
R$ million 2012E 2013E 2014E 2015E 2016E
Net revenues
1,453.2 1,716.4 2,000.4 2,284.5 2,558.7
Costs of good sold¹ (971) (1,146) (1,333) (1,520) (1,703)
Gross profit
481.9 570.8 667.3 764.3 856.1
Gross margin
33.2% 33.3% 33.4% 33.5% 33.5%
Operating expenses¹ (322.7) (378.6) (438.2) (497.0) (552.9)
EBITDA
174.9 214.3 258.7 305.8 351.4
EBITDA margin
12.0% 12.5% 12.9% 13.4% 13.7%
EBIT
159.1 192.2 229.1 267.3 303.2
EBIT margin
11.0% 11.2% 11.5% 11.7% 11.9%
Risk free rate (Rf) 2.7% p.a.
Adjusted beta (ß) 0.73
Market risk premium (%) 6.7% p.a.
Country risk - Brazil (Z) 1.9% p.a.
Inflation differential – Brazil x USA 2.5% p.a.
Nominal Cost of Equity = Ke 12.3% p.a.
Cost of debt in R$ (Kd) 13.3% p.a.
Income and social contribution tax rate in Brazil  34.0%
Nominal cost of debt = Kd x (1 - T) 8.8% p.a.
Equity Value / Firm Value = E 98.4%
Net financial debt / Firm Value = D  1.6%
Nominal  WACC in R$ 12.2% p.a.
Summary of the main assumptions used in the discounted cash flow analysis
Source: Company and Bradesco BBI
Note: (1) As reported in the audited financial statements, which includes depreciation expenses

II. Information about the Appraiser

		Marisol		
	Kroton Educacional	UNOPAR		
	LAN	TAM		
		UOL		
	oi			
	CEMIG	Light		
	CETIP	grv		
	Braskem	QUATTOR		
	MELHORAMENTOS			
	CEMIG	Light		
	CEMIG	Light		
	VCP Votorantim	ARACRUZ

Information about the Appraiser

Bradesco BBI credentials
Year Client Company evaluated Context Industry
2011 GFV Participações Valuation report for the delisting tender offer of Marisol Textiles
2011
Valuation report for the board of directors of Kroton relating to the acquisition of Unopar
Education
2011 Valuation report for the delisting tender offer of TAM Air transport
2011 Folhapar
Valuation report for the delisting tender offer of UOL
Media
2011
Telemar
Norte Leste
Telemar Norte Leste
Tele Norte Leste Participações
Brasil Telecom
Advisory services to the independent special committee during the corporate reorganization of the Oi Group
Telecommunications
2010 Valuation report on the acquisition of an equity interest in Light Power
2010 Valuation report on the acquisition of shareholding control Financial
2009 Valuation report on the acquisition of shareholding control Petrochemicals
2009 Melpaper S.A. Pulp & paper
2009
Valuation report on the acquisition of an equity interest in Light by AG
Concessões
Power
2009
Valuation report on the acquisition of an equity interest in Light by
Equatorial Energia
Power
2009
Advisory services  to the independent special committee during the merger of Aracruz into VCP
Pulp & paper
(1)
(1)
(1)
Source: Bradesco BBI
Note: (1) Valuation reports pursuant to ICVM-361
(1)
Valuation report on the public tender offer of shares issued by Melpaper  S.A.

	AGRA / Klabin Segall / ABYARA	AGRE		
	Telemig Celular	vivo		
	Telemig Celular	Telemig Celular		
	Braskem	Petroquímica Triunfo		
		ABYARA		
	AGRA	ABYARA		
	BERTIN	Leco		
	BERTIN	VIGOR		
	BOVESPA	BM&FBOVESPA A Nova Bolsa		
	USIMINAS			
	CPM	CPMBraxis

Information about the Appraiser

Bradesco BBI credentials (cont.)
Year Client Company evaluated Context Industry
2009 Merger of three companies resulting in the creation of AGRE Real estate
2009 Telecommunications
2009 Telecommunications
2009 Petrochemicals
2009 IPU Participações Real estate
2009
Valuation report and advisory services on the acquisition of shareholding control
Real estate
2008
Valuation report and advisory services on the delisting tender offer of
Leco
Food
2008
Valuation report and advisory services on the delisting tender offer of
Vigor
Food
2008 Valuation report and advisory services on the merger of the companies Financial services
2008 UNIGAL
Valuation report for the increase of equity interest held by Nippon Steel in Unigal
Metals & mining
2007 Valuation report and advisory services on the merger of the companies Information technology
(1)
(1)
(1)
Source: Bradesco BBI
Note: (1) Valuation reports pursuant to ICVM-361
Valuation report on the merger of Petroquimica Triunfo
Advisory services to the independent special committee during the merger of Telemig into Vivo
Advisory  services to the independent special committee during the merger of Telemig Celular Participações
Valuation report and advisory services on the tender offer for the shares of minority shareholders due to the acquisition of control

Information about the Appraiser

Professionals responsible for the Valuation Report
Alessandro Farkuh
Head of M&A
Cyrille Brunotte
Executive Superintendent,
Agribusiness
Rafael Beran Bruno
Executive Superintendent,
M&A
Renato Ejnisman
Head of Investment Banking
Mariana Nishimura
Associate
Pedro Ollivier
Analyst
Source: Bradesco BBI
Renato Ejnisman has been the head of the investment banking department of Bradesco BBI since February 2011. He has more than 14 years of experience in investment banking.  Prior to working at Bradesco BBI, he worked at Bank of America and McKinsey & Company.  At Bradesco BBI,
he was responsible for the private equity, retail, healthcare and paper and cellulose sectors.  Mr. Ejnisman has participated in and led various M&A,
fixed income, debt and IPO transactions with companies in various sectors.   He holds a degree in physics from Universidade de São Paulo and a
Ph.D in physics from University of Rochester.
Alessandro Farkuh is the head of the M&A department at Bradesco BBI, having joined the bank in November 2007. He has more than 12 years of experience in financial markets, with a focus on M&A since 2001. He has also participated in projects involving private equity funds and financial planning for medium- and large-sized Brazilian and multinational companies.  Prior to joining Bradesco BBI, Mr. Farkuh worked at
Cicerone Capital, PricewaterhouseCoopers Corporate Finance and Exxel Fund, among others. He has participated in and led M&A transactions in several industries, including retail, finance, telecommunications, media, real estate, chemicals and mining, in Brazil, the United, Chile, Mexico and Argentina. Mr. Farkuh holds a degree in business administration and a specialization in financial markets from FIA – FEA/USP.
Rafael Beran Bruno is an executive superintendent of the M&A department at Bradesco BBI, having joined the bank in June 2011. He has more than 10 years of experience in financial markets, with a main focus on M&A transactions. Prior to joining Bradesco BBI, Mr. Bruno worked as an investment banker at Santander, ABN AMRO and Banco Brascan, where he worked in transactions in various sectors.  He has also a consultant at Value Partners and Advisia. Mr. Bruno holds a degree in business administration from FGV-SP and a master’s degree in finance from the
London Business School.
Mariana Nishimura is an investment banking associate at Bradesco BBI, having joined the bank in September 2011.  She has more than seven years of experience in investment banking, with a main focus on M&A transactions.  Prior to joining Bradesco BBI, Ms. Nishimura was an investment banker at UBS in London, and Citigroup and ABN AMRO in São Paulo, where she participated in various transactions in the energy, telecommunications, consumer and retail sectors.  Mr. Nishimura holds a degree in business administration from FGV-SP and an MBA from
INSEAD.
Pedro Ollivier is an investment banking analyst at Bradesco BBI, having joined the bank in July 2008.  He has more than four years of experience in financial markets. He is currently involved mainly with execution and origination support for M&A and fixed income transactions. He has participated in M&A and fixed income transactions in several industries, including retail, finance, food and beverage, heavy construction, real estate and healthcare. Mr. Ollivier holds a degree in business administration from Insper (formerly Ibmec São Paulo).
Cyrille Brunotte has been an executive superintendent responsible for the transportation, logistics, chemicals and petrochemicals and agribusiness sectors of Bradesco BBI since October 2010.  He has more than 20 years of experience in the financial markets in Europe, the
United States and Brazil.  In Brazil, Mr. Brunotte led and executed various prominent transactions in the electrical energy, petrochemicals and sugar and ethanol sectors, among others.  Prior to that, he was the head of the M&A department at Credit Agricole Securities USA in New York and the head of the investment banking department of Credit Agricole in Brazil.  Mr. Brunotte holds an MBA from HEC Paris.

Information about the Appraiser

Bradesco BBI’s statements, pursuant to the provisions in ICVM-361
Source: Bradesco BBI
In compliance with the provisions contained in the Appendix III, item IV, of ICVM-361, we declare that on the date of this Valuation Report, Bradesco BBI, directly or through its controlling shareholders, subsidiaries or persons affiliated therewith, holds no stock or other security issued by JBS, Vigor or any of their subsidiaries, including derivatives referenced therein, whether held in its own name or under discretionary management. Because Vigor’s shares were not traded on a stock exchange and there were no derivatives referencing Vigor’s shares on the date of this Valuation Report, we understand that such statement does not apply to the shares of Vigor.
Bradesco BBI has no conflict of interest with the Companies or their respective controlling shareholders and administrators which would compromise the level of independence required for the performance of its functions in relation to the preparation of the Valuation Report. For the services related to the preparation of the Valuation Report, regardless of the success or failure of the Exchange Offer, Bradesco BBI will receive from JBS a fixed payment of
R$800,000.00 (eight hundred thousand reais), net of taxes. Under the terms of the services agreement entered into between Bradesco BBI and JBS,
JBS has agreed to reimburse Bradesco BBI and related companies for any losses or liabilities attributed to Bradesco BBI by third parties as a consequence of the assistance provided by Bradesco BBI in connection with the preparation of this Valuation Report.
On the date of this Valuation Report, in addition to the relationship related to the Exchange Offer, Bradesco BBI and/or other financial institutions that are part of its economic group, maintain a business relationship with JBS, its subsidiaries and affiliates, including the following financial transactions, which do not have any impact on the analysis performed during the preparation of this Valuation Report:
Export Credit Note with Banco Bradesco BBI or companies that are part of its economic group, in the total amount of approximately
R$593,000,000.00 (five hundred and ninety-three million reais);
Export Prepayment with Banco Bradesco BBI or companies that are part of its economic group, in the total amount of approximately
R$181,000,000.00 (one hundred and eighty-one million reais);
Advances on Exchange Contracts with Banco Bradesco BBI or companies that are part of its economic group, in the total amount of approximately
R$90,000,000.00 (ninety million reais);
Financing of Machinery and Equipment (Financiamento de Máquinas e Equipamentos — FINAME) loans with Banco Bradesco BBI or companies that are part of its economic group, in the total amount of approximately R$38,000,000.00 (thirty-eight million reais);
Working capital loans with Banco Bradesco BBI or companies that are part of its economic group, in the total amount of approximately
R$30,500,000.00 (thirty million, five hundred thousand reais);

Information about the Appraiser

Bradesco BBI’s statements, pursuant to the provisions in ICVM-361 (cont.)
Source: Bradesco BBI
Guarantees with Banco Bradesco BBI or companies that are part of its economic group, in the total amount of approximately R$15,000,000.00 (fifteen million reais);
Rural Promissory Note with Banco Bradesco BBI or companies that are part of its economic group, in the total amount of approximately
R$2,500,000.00 (two million, five hundred thousand reais);
Guaranteed account, with Banco Bradesco BBI or companies that are part of its economic group, in the total amount of approximately R$650,000.00
(six hundred and fifty thousand reais);
Leasing, with Banco Bradesco BBI or companies that are part of its economic group, in the total amount of approximately R$450,000.00 (four hundred and fifty thousand reais);
Banco Bradesco BBI or companies that are part of its economic group also have contracts and/or commercial agreements referring to receivables, payment to suppliers, corporate cards, insurance and payroll.
In the regular course of its activities, Bradesco BBI may negotiate, directly or by means of related companies, securities of JBS, Vigor, their subsidiaries, affiliates, and respective controlling companies, in their own name or in their clients’ names and, as a consequence, they may, at any time, hold positions purchased or sold in relation to said securities. Notwithstanding the previously described relationship, Bradesco BBI does not have other business or credit information of any nature related to JBS, their subsidiaries or affiliates, which may impact the Valuation Report. In compliance with the provisions contained in article 8, §6 and in Annex III, item X, d, 5, both from the ICVM-361, Bradesco BBI declares that it has not received payment for consulting, valuation, audit or similar services from JBS or Vigor in the 12 (twelve) months preceding the date of this Valuation Report
Bradesco BBI declares that none of JBS, its controlling shareholders or managers have directed, interfered, restricted, obstructed or acted in any way that may have compromised the access, use or knowledge of information, assets, documents or work methodologies relevant for the quality of the conclusions herein presented, nor have they determined or restricted Bradesco BBI’s capacity to independently determine the methodologies used by it to achieve the conclusions presented in the Valuation Report, or restricted Bradesco BBI’s capacity to determine the conclusions presented in this Valuation Report

Information about the Appraiser

São Paulo, January 24, 2012
Bradesco BBI’s statements, pursuant to the provisions in ICVM-361 (cont.)
Renato Ejnisman Cyrille Brunotte Rafael Beran Bruno Alessandro Farkuh
Mariana Nishimura Pedro Ollivier
Source: Bradesco BBI
The internal procedure for approving valuation reports issued by Bradesco BBI consists of a review by professionals from the Legal Department of
Bradesco BBI, as well as a formal review process, discussion and possible approval by the Fairness Opinions and Valuations Committee, which is composed of professionals from the investment banking area. During the meetings held by the Fairness Opinions and Valuations Committee, the main assumptions and methodologies used in the preparation of the valuations are discussed and justified. The meeting held by the Fairness Opinions and
Valuations Committee in which this Valuation Report was unanimously approved occurred on January 23, 2012.
Pursuant to the provisions in article 8, §
3 of ICVM-361, Bradesco BBI declares that the following professionals are responsible for the Valuation Report :

III. Information about the Company

China
India
Brazil
Argentina
New Zeland
Mexico
United States
World Total

United States
EU - 27
Argentina
Ukraine
China
New Zeland
Russia
Brazil
World Average

Brazilian dairy sector overview
Information about the Company

Milk consumption in Brazil (millions of tons) Milk consumption CAGR (2002-2010)
Per capita consumption of fluid milk of the largest consumer countries (kg/inhabitant/year)
Source: United States Department of Agriculture (USDA) and World Bank
According to USDA data and projections, global milk consumption had an average annual growth rate of only 1.5% between 2002 and 2010, while in Brazil, milk consumption increased at an average annual rate of 3.5% during the same period, highlighting the sector’s growth potential.
In addition, according to the USDA, Brazil was responsible for 5.8% of global milk consumption at the end of 2011, with 30.6 million tons of milk consumed. Despite the growth of this sector in Brazil and its representation in global consumption, Brazilian per capita consumption is still low when compared to developed countries.
Such low per capita consumption is expected to drive further growth of the sector in coming years.
Milk price evolution (R$/liter)
Apr-10 Nov-09 Jun-09 Jan-09 Sep-10 Feb-11 Jul-11 Dec-11
22.7
22.9
23.3
24.3
25.2
26.8
27.8
28.8
30
30.6
2002 2003 2004 2005 2006 2007 2008 2009 2010 2011
10.2%
4.5%
3.5%
2.8%
2.2%
1.8%
1.6%
1.5%
9.7
6.0
5.6
4.1
4.0
3.9
3.7
1.7
3.4
0.846
0.597

Brazilian dairy sector overview (cont.)
Information about the Company
Source: IBGE; DEPEC; Embrapa

Trade balance of main products (US$ millions) – 2011
Milk production under inspection by region - 9M11 Brazilian milk production (billions of liters)
Condensed milk
Milk powder
Whey
Cheeses
Modified milk
CAGR
02 -10
3.5%
The main destination of Brazilian milk production is the domestic market, which has been expanding due to an increase in the population’s purchase power combined with the expansion of supermarkets and convenience stores.
Participation of socio-economic classes A, B and C
8%
37%
27%
28%
11%
50%
24%
15%
16%
56%
20%
8%
A and B
C
D
E
2003 2008 2014E
Southeast
40.4%
South
33.5%
Mid-
West
14.2%
North
5.4%
Northeast
6.4%
21.6
22.3
23.5
24.6
25.4
26.1
27.6
29.1
30.7
2002 2003 2004 2005 2006 2007 2008 2009 2010
(329.9)
(190.5)
51.4
(40.1)
21.3

Brazilian dairy sector overview (cont.)
Information about the Company
Sources: INielsen, Abia, Euromonitor (report not publicly available)

The dairy market is expected to grow at a compounded annual growth rate of 9.7% and reach approximately R$40 billion in 2016.
Evolution of the dairy market (R$ billions)
CAGR
06 -10
9.1%
CAGR
10 -16
9.7%
Dairy market by group and category
Group Category
2010
(R$mm)
2016
(R$ mm)
CAGR
2010-2016
Dairy
products
Special cheeses and
parmesan cheese
2,565
5,630
14.0%
Yogurt 4,138
7,331
10.0%
Indulgences 1,988
3,522
10.0%
Chocolate 1,129 1,893 9.0%
Requeijão and cream cheese 1,058 1,544 6.5%
Cream 1,139 1,571 5.5%
Butter 1,084
1,495
5.5%
Total dairy products 13,101 22,986 9.8%
Cold products
Margarine 3,251 4,483 5.5%
Fresh pasta 267
368
5.5%
Total cold products 3,518
4,851
5.5%
Grocery
Juices 3,523 7,733 14.0%
Sauces 1,030 1,927 11.0%
Instant pasta 1,046
1,442
5.5%
Mayonnaise 726 1,001 5.5%
Total grocery 6,325
12,103
11.4%
Total
22,944 39,940 9.7%
16.2
22.9
39.9
2006A 2010A 2016E

Founded in 1917, the company operates in the production and marketing of dairy products, fats and vegetable oils, pasta and juices.
It is currently one of the largest dairy companies in Brazil, with a relevant market position in several product categories in which it operates.
It owns strong and well-recognized brands, focusing on different social classes.
Danúbio, Faixa Azul and Serrabella: premium brands, with focus on socio-economic classes A and B
Vigor and Leco: traditional brands, with comprehensive focus
It owns seven production facilities (located in the states of São Paulo, Minas
Gerais, Paraná and Goiás), six distribution centers and four milk collection stations.
It has a relevant participation in major Brazilian consumer markets, with a strong presence in the Southeast region, especially in São Paulo.
Vigor overview
Information about the Company
Company Highlights Corporate structure
1
JBS
Corporate history – main events

Dan Vigor Vigor Limited
50% 100%
In 1990, its capacity reaches
1.5 million liters/day
In 1995, it acquires Refino de
Óleos Brasil
The indirect control of Vigor
is acquired by Bertin S/A
Acquires Serrabella
Begins operating in 1917
In 1982, capacity reaches
1.0 million liters/day, and it
acquires Leco
1917 to 1982 1984 to 1986 1990 to 1995 2007 2009
Obtains registrations with
the SEC and the NYSE,
creating its ADR program
1998
Delisting of Vigor and Leco
Merger of Bertin, and consequently
Vigor, into JBS
In 1984, Leco and Vigor become public
companies
In 1986, Dan Vigor is founded (joint
venture with Arla)
100%
Fábrica de Produtos
Alimentícios Vigor
Vigor
100%
2012...
Corporate restructuring,
in which Fábrica de
Produtos Alimentícios
Vigor becomes a wholly-
owned subsidiary of Vigor
Note: (1) Corporate structure as of January 20, 2012

Vigor overview (cont.)
Information about the Company

Highlights Strategy
Main Brands
Source: Company
The Company's strategy is to continue to grow, expand its portfolio of brands and products and achieve a leadership position in the Brazilian food industry, taking advantage of consolidation opportunities in Brazil and growth of the domestic market
The main elements of Vigor’s strategy include:
Increase investment in marketing brands
Increase portfolio of brands and products with highest added value
Expansion of distribution network and capillarity
Pursuit of operational excellence
The Company’s business operations are organized into three segments:
Dairy Products: includes the production of milk-based products such as yogurt, fermented milk, UHT milk, requeijão, cheese, butter and milk-based beverages, among others
Fats: includes the production of vegetable oil-based products such as margarine, mayonnaise and edible vegetable oils, among others
Other Processed Products: includes the production of pasta, juices, sauces and other processed products
It owns a diversified portfolio of products including cheeses, requeijões, cream cheese, chocolate, yogurt, sour cream, margarine, mayonnaise, petit suisse, desserts, juices, and others, consisting of more than 367 items organized in 18 categories.
According to AC Nielsen, in 2011 the Company held significant market shares in several categories, such as:
Basket of dairy products (requeijão, cream cheese, minas fresh cheese, yogurt, fermented milk, petit suisse and desserts): 7.6% and
17.0% market share in total sales revenue in Brazil and in the Greater
São Paulo region, respectively
Leadership in the categories of natural yogurt and requeijão, both in
Brazil and in the Greater São Paulo region, with market share in Brazil of 17.9% and 10.9%, respectively, and market share in the Greater
São Paulo region of 30.4% 16.9%, respectively
Market share of family-size yogurt of 7.0% in Brazil and 30.8% in the
Greater São Paulo region

Vigor overview (cont.)
Information about the Company

Net revenues by year (in R$ millions) Net revenues breakdown by product (2011)
Sales breakdown by region (2011) (1) Sales breakdown by channel (2011) (1)
Source: Company
Note: (1) Sales revenues
1,032
1,230
Others
14%
Mid-West
5%
RS
2%
MG
4%
SP
(capital and
other cities
65%
Others
7%
Contractors/
Households
18%
Distributors
25%
Large
Chains
10%
866
2009 2010 2011
Dairy
74%
Fats
22%
Other processed
products
4%
PR
4%
RJ
6%
Food Service
16%
Retail Brazil
24%

R$ millions January 20, 2012
Total assets 2,047.9
Current assets 706.9
Cash and equivalents 321.7
Trade accounts receivable, net 149.1
Inventories 111.4
Recoverable taxes 111.7
Prepaid expenses 1.4
Other current assets 11.7
Long-term assets 52.6
Credit with related parties -
Judicial deposits and others 52.5
Recoverable taxes 0.2
Permanent assets 1,288.4
Intangible assets, net 866.3
Property, plant and equipment, net 422.1
Total liabilities and shareholder’s equity 2,047.9
Current liabilities 307.0
Trade accounts payable 108.7
Loans and financings 136.6
Tax, labor and social obligations²
43.8
Income tax payable 1.8
Other current liabilities 16.1
Non-current liabilities 549.6
Loans and financings 189.8
Tax, labor and social obligations²
255.6
Deferred income taxes 48.5
Provision for contingencies 55.6
Other non-current liabilities 0.2
Shareholder’s equity 1,191.4
Capital stock 1,191.4
Vigor Overview (cont.)
Information about the Company

Consolidated balance sheet
1
Source: Company
Note: (1) Financial statements of Vigor. Income statement is not disclosed since the corporate restructuring through which Fábrica de Alimentos Vigor became a wholly-owned subsidiary of the Company occurred in January 2012, (2)
the total REFIS amount comprises part of the total tax, labor and social obligations.  See Appendix III hereof for more detailed information about this line item.

R$ millions 2009 2010 2011
Total assets
1,114.6 1,015.5 1,187.0
Current assets 349.4 328.6 706.9
Cash and equivalents 112.6 14.5 321.7
Trade accounts receivable, net 104.8 139.6 149.1
Inventories
64.2 75.4 111.4
Recoverable taxes 54.4 88.4 111.7
Prepaid expenses 0.9 1.0 1.4
Other current assets 12.5 9.8 11.7
Long-term assets
333.9 265.9 52.6
Credit with related parties 282.5 215.5 -
Judicial deposits and others 51.0 50.4 52.5
Recoverable taxes 0.4 0.1 0.2
Permanent assets
431.4 421.0 427.5
Intangible assets, net 5.6 5.4 5.4
Property, plant and equipment, net 425.8 415.7 422.1
Total liabilities and shareholder’s equity 1,114.6 1,015.5 1,187.0
Current liabilities 359.6 283.7 307.0
Trade accounts payable 52.2 88.1 108.7
Loans and financings 253.5 152.8 136.6
Tax, labor and social obligations 19.8 28.9 43.8
Income tax payable
- 2.0 1.8
Other current liabilities 34.1 11.9 16.1
Non-current liabilities 726.0 646.4 549.6
Loans and financings 349.8 267.1 189.8
Tax, labor and social obligations
305.4 312.9 255.6
Deferred income taxes 14.4 7.6 48.5
Provision for contingencies 54.4 55.8 55.6
Other non-current liabilities 1.9 3.0 0.2
Shareholder’s equity
29.1 85.4 330.4
Capital stock 104.0 104.0 354.0
Capital reserve 0.9 0.9 0.9
Valuation adjustments to shareholders equity in subsidiaries 164.0 159.7 155.4
Accumulated translation adjustments in subsidiaries (4.3) (5.2) (2.6)
Accumulated losses
(235.6) (174.1) (177.3)
Financial highlights of Fábrica de Produtos Alimentícios Vigor
Information about the Company

Source: Company
Note: (1) Financial statements of Fábrica de Produtos Alimentícios Vigor
Consolidated balance sheet
1

R$ millions 2009 2010 2011
Net revenues 866.0 1,032.4 1,229.5
Cost of goods sold (564.6) (689.6) (917.6)
Gross profit 301.4 342.8 311.9
Operating income (expenses) (236.5) (241.7) (281.3)
General and administrative expenses
(72.6) (68.8) (77.6)
Selling expenses (177.9) (168.8) (206.5)
Other (expense) income, net
14.0 (4.1) 2.8
Earnings before interest and taxes (EBIT)
64.9 101.2 30.6
Financial income (expense), net
18.4 (48.8) (58.1)
Operational profit
83.3 52.4 (27.5)
Non-operational income
- - -
Income before taxes
83.3 52.4 (27.5)
Income and social contribution taxes
(0.6) (2.0) (1.5)
Deferred income tax (26.4) 6.8 21.4
Net income (loss) 56.3 57.2 (7.6)
Information about the Company

Consolidated income statement
1
Source: Company
Note: (1) Financial statements of Fábrica de Produtos Alimentícios Vigor
Financial highlights of Fábrica de Produtos Alimentícios Vigor (cont.)

IV. Valuation of the Company

Valuation methodologies pursuant to ICVM-361
Valuation of the Company

Comparison of valuation methodologies and respective applicability
1
Methodology Description and Information Used Considerations
Bradesco BBI favored the discounted cash flow methodology because it believes that this methodology best captures the expected future performance of the Company, in accordance with the Company’s Business Plan.
Source: Bradesco BBI
Note: (1) The market price methodology is not applicable since the Company’s shares are not traded on a stock exchange
Projections may be affected by subjective considerations  (unpredictability of data of necessary elements)
Identifies the main factors that create value and helps assess the sensitivity to such factors as forecast in the Company’s Business Plan
The assets’  value, net of the liabilities’  value, even updated, may not reflect appropriately the Company’s expected future cash generation
Book value does not necessarily  reflect the prospect of economic value creation
Reflects the best estimates of the Company’s  management as to the
Company’s expected future financial performance
Captures the long-term growth perspective of the Company’s management
Sensitive to accounting standards used
Does not capture the future value  generation to the shareholders,  given that it is based only on the historical performance of the Company
Analysis based on long-term economic-financial forecasts
of the Company
Analysis supported by the long-term Business Plans of the
Company
Value per share based on the Company’s equity book value
Company’s net equity book value
Discounted
Cash Flow
(“DCF”)
Company’s
equity book
value

a. Book value Valuation of Vigor

R$ millions, unless otherwise stated January 20, 2012
Total assets
2,047.9
Total liabilities
856.6
Shareholders equity
(2)
1,191.4
Number of shares (millions)
(1)
149.7
Book value per share (R$/share)
7.96
Calculation of the book value of the Company’s shares
Book value

Calculation of the book value of the Company’s shares
Source: Company; Bradesco BBI
Note: (1) Updated to 149,714,346 shares, as reported by the Company on April 5, 2012, (2) the book value of Vigor was based on the book value of its shareholders’ equity, in accordance with its financial statements as of January 20, 2012.  We reiterate that the book value of Fábrica de Produtos Alimentícios
Vigor as of December 31, 2012 was R$330.43 million.  However, as of the same date, JBS, then holder of 100% of the shares of Fábrica de Produtos Alimentícios Vigor, recorded in its financial statements the value of its participation in Fábrica de Produtos Alimentícios Vigor in the amount of R$1,191.38 million.
This amount is considered to be the cost of acquiring Fábrica de Produtos Alimentícios Vigor and is composed of: (i) R$330.43 million, corresponding to the value of the shareholders’ equity of Fábrica de
Produtos Alimentícios Vigor calculated using the equity method and (ii) R$860.95 million, corresponding to goodwill from the acquisition of Fábrica de Produtos Alimentícios Vigor by JBS.  As such, the increase in capital stock of Vigor, through the transfer of shares of Fábrica de Produtos Alimentícios Vigor by JBS, occurred using the book value of all of the shares of Fábrica de Produtos Alimentícios Vigor, in the amount of R$1,191,373,411.71 (one billion, one hundred ninety-one million, three hundred seventy-three thousand, four hundred and eleven reais and seventy-one centavos).

b. Economic value based on discounted cash flows Valuation of Vigor

Economic Value Based on DCF

Main assumptions
Main assumptions adopted on the valuation assessment based on DCF
Source: Company; Bradesco BBI
Assumptions underlying the Company’s Business Plan
The Company’s Business Plan takes into consideration growth, profitability and investments expected by the Company
Net revenues grow at an average rate (CAGR) of 16.3% per annum, from 2012 to 2015, in line with historical growth in revenues. Beginning in 2015, revenue growth rates begin to stabilize until reaching 8.0% in 2020, reflecting the Company’s forecasts
•
The estimated growth for the period between 2012 and 2015 reflects: (i) the estimated growth for the dairy segment in the next years, which is expected to reach higher growth rates than the Brazilian GDP, mainly due to the low per capita consumption of milk in Brazil and the growth in the purchasing power of the lower socioeconomic classes, (ii) investments in production expansion, through investments in CAPEX, to meet the growing market demand and (iii) increase of Vigor’s market share outside the state of São Paulo as a consequence of investments in marketing and strong brand recognition
•
The expectation that the market for dairy products will grow at a rate higher than the Brazilian GDP is supported by the historic growth in the dairy market of 9.1%
between 2006 and 2010 and by market estimates prepared by external sources as shown on page 22 hereof
•
As estimated by the sources shown on page 22 hereof, the CAGR (2010-2016E) of the dairy market is approximately 9.7%, which is higher than the annual growth rate for Brazilian GDP estimated for the larger part of the period between 2012 and 2016, according to the projections of Bradesco’s Department of Economic Research and Studies
•
Beginning in 2015, growth would stabilize at levels similar to GDP growth rates
Reference date: January 20, 2012
Financial forecasts based on Business Plan until 2021
Forecast period: 2012 to 2021
Currency: R$ nominal
Income and social contribution tax rate: 34%
WACC: estimated based on Capital Asset Pricing Model – CAPM, in US$ nominal and converted to R$ nominal by the expected long-term inflation differential between
Brazil and the USA.
Terminal value: estimated based on the free cash flow forecasted for the year 2021, applied to the growth in perpetuity, in nominal terms, equivalent to 4.5% per annum.
Firm Value (FV): sum of the present values of projected free cash flows added to the present value of the terminal value

Economic Value Based on DCF

Main assumptions (cont.)
Source: Company; Bradesco BBI
Assumptions underlying the Company’s Business Plan (cont.)
The Company’s Business Plan takes into consideration growth, profitability and investments expected by the Company
Gross margin: beginning in 2012, it is assumed that gross margins improve to levels similar to 2010 levels of 33.5%, reflecting the Company’s expectation of stabilized raw materials costs, especially the cost of milk
Milk prices have been rising substantially, experiencing increases higher than the rate of inflation for the past 24 months.  Due to the fact that milk is a commodity, it is assumed that the higher prices will lead to higher investments in production as well as higher productivity growth, which would result in a larger milk supply and, consequently, in a reduction or stabilization of milk prices
Investments in fixed assets (CAPEX): assumes investments in the expansion of production capacity and logistics structures, according to the Company’s expansion plans
• 2012E: R$133 million
• R$80 million: construction of a new distribution center
• R$53 million: expansion and renovation of two current lines and other corporate uses
• 2013E: R$279 million
• R$200 million: new factory
• R$79 million: expansion and renovation of two current lines and other corporate uses
• 2014E: R$160 million
• R$160 million: new factory
The Company believes that these investments in the expansion of its productive capacity will be sufficient to support the estimated growth in net revenues

Financial projections based on the Business Plan
Economic Value based on DCF

Financial projections and free cash flow (“FCF”) calculation
Macroeconomic assumptions
2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E
GDP (p.a.)
3.7% 4.7% 4.7% 4.6% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5%
IPCA (p.a.) 5.3% 5.1% 5.0% 4.7% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5%
IGP-M (p.a.) 4.0% 4.6% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5%
Selic (year average) 9.6% 9.4% 9.0% 8.8% 8.4% 7.9% 7.4% 7.4% 7.4% 7.4%
R$ million 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E Perp.
Net revenues
1,453.2 1,716.4 2,000.4 2,284.5 2,558.7 2,814.7 3,096.2 3,406.0 3,678.6 3,973.0 4,151.8
Cost of goods sold¹
(971.4) (1,145.6) (1,333.2) (1,520.2) (1,702.6) (1,873.0) (2,060.3) (2,266.4) (2,447.8) (2,643.7) (2,762.7)
Gross income 481.9 570.8 667.3 764.3 856.1 941.7 1,035.9 1,139.5 1,230.7 1,329.3 1,389.1
Operating expenses¹
(322.7) (378.6) (438.2) (497.0) (552.9) (603.9) (664.4) (730.8) (789.3) (852.5) (890.9)
General and administrative (84.4) (98.8) (114.2) (129.3) (143.5) (156.5) (172.1) (189.3) (204.5) (220.9) (230.8)
Selling (236.9) (278.0) (322.0) (365.5) (406.8) (444.7) (489.2) (538.1) (581.2) (627.7) (655.9)
Other (expenses) income (1.5) (1.7) (2.0) (2.3) (2.6) (2.8) (3.1) (3.4) (3.7) (4.0) (4.2)
EBITDA 174.9 214.3 258.7 305.8 351.4 393.6 433.0 476.3 514.4 555.6 580.6
EBITDA margin 12.0% 12.5% 12.9% 13.4% 13.7% 14.0% 14.0% 14.0% 14.0% 14.0% 14.0%
(+) EBIT 159.1 192.2 229.1 267.3 303.2 337.8 371.5 408.7 441.4 476.8 498.2
(-) Income tax and social contribution
(54.1) (65.4) (77.9) (90.9) (103.1) (114.8) (126.3) (139.0) (150.1) (162.1) (169.4)
(+) Depreciation 15.8 22.0 29.7 38.5 48.2 55.8 61.4 67.6 73.0 78.8 82.4
(-) Working capital (30.9) (37.0) (38.3) (38.2) (37.1) (34.9) (38.8) (42.3) (37.2) (40.7) (25.3)
(-) CAPEX (133.4) (278.7) (159.8) (192.5) (150.0) (84.4) (92.9) (102.2) (110.4) (119.2) (82.4)
FCF
(43.5) (166.8) (17.2) (15.8) 61.2 159.4 175.0 192.9 216.8 233.6 303.5
Source: Company, DEPEC Bradesco, Bradesco BBI
Nota: (1) Data as reported on the audited financial statements, thus contemplates depreciation expenses

R$ millions, unless indicated
Firm Value
1,471.3
Adjusted net debt
279.6
Equity Value
1,135.1 1,191.7 1,248.3
Number of shares (millions)
(2)
149.7 149.7 149.7
Value per share (R$/share)
7.58 7.96 8.34
Valuation summary
Economic Value based on DCF

Calculation of the economic value of the Company’s shares
-4.75%
(1)
+4.75%
(1)
-4.75%
(1)
+4.75%
(1)
Source: Company, Bradesco BBI
Nota: (1) The price per share range respects the maximum limit of 10% (ten percent) range between the minimal and maximum values, as defined by ICVM-361; (2) Updated number of shares of 149,714,346 reported by the Company as of April 5, 2012
The valuation using the discounted cash flows method, as permitted by item XII, “c,” 1, of CVM Instruction 361/02, is sensitive to the assumptions used (for example, variations in discount rate used, growth in perpetuity, growth in revenues, among other variables), and, as such, variations in the assumptions used may result in significant differences in the estimated value per share.  Therefore, with the aim of including a symmetrical range of amounts around the median point of the valuation, so as to diminish the potential impact of the variations in the assumptions used, we opted to establish 4.75% as the sensitivity interval. Therefore, a range of plus or minus 4.75% in relation to the median is, in the opinion of the Appraiser, the range that best approximates the objective to minimize the possible impact of the variables used, while remaining in line with the maximum variation of up to 10% (ten percent) between the minimum and maximum points allowed by ICVM-361.
Valuation assuming WACC of 12.2% p.a in nominal reais
and nominal perpetuity growth rate of 4.5% p.a.

Appendices

Appendix I. Weighted Average Cost of Capital (WACC)

Calculation of the discount rate
Weighted Average Cost of Capital (WACC)

Calculation of nominal WACC in reais for the DCF
Calculation of WACC Comments
Risk-free rate (Rf) 2.7% p.a. US T-Bond yield (10 years) (average of the last 12 months)
Adjusted Beta (ß) 0.73
Market risk premium (%) 6.7% p.a. Average annual spread between S&P 500 and US T-Bond (last 50 years) - Ibbotson
Country risk
3
1.9% p.a. EMBI (average of the last 12 months)
Inflation rate differential - Brazil x USA 2.5% p.a.
Nominal cost of equity = Ke 12.3% p.a. = Rf + (Beta x MRP) + Z
Cost of debt in R$ (Kd) 13.3% p.a. Yield to maturity of Vigor’s bond
2
adjusted by the long-term inflation rate differential
Income and social contribution tax rate in Brazil  34.0% Income tax (25%) and social contribution tax (9%)
Nominal cost of debt = Kd x (1 - T) 8.8% p.a. = Cost of debt net of Income Tax and Social Contribution
Equity Value / Firm Value = E 98.4%
Capital structure based on the current capital structure of the Company
Net financial debt/ Firm Value = D  1.6%
Nominal WACC in R$ 12.2% p.a. = (E x Ke) + (D x (Kd x (1 - T))
Source: Company; Bloomberg; Ibbotson; Bradesco BBI
Notes: (1) Average unleveraged adjusted betas of comparable companies (Dean Food – United States, Fromageries – France, Bongrain – France, Dairy Crest Group – United Kingdom, Saputo – Canada,
Parmalat – Italy, Nestle – Switzerland, Danone – France, BRF – Brazil, and JBS – Brazil) leveraging according to Vigor’s capital structure. Thus, the calculation of the adjusted beta assumes companies which operate in the dairy sector in United States, Europe and Brazil. Since beta is a parameter which measures the non-diversifiable risk, we chose publicly-traded companies for the beta calculation that, like Vigor, are exposed to the dairy market not only in Brazil  (BRF and JBS) but also in the rest of the world; (2) Yield to maturity of Fábrica de Produtos Alimenticios Vigor’s bond: 9.25% notes due February 23, 2017 determined on January 17, 2012; (3) For the calculation of the discount rate, we added the country risk premium (Z) to the risk-free rate (Rf). The country risk premium is diversifiable since investors may allocate their portfolios in a manner that dilutes their exposure to risk in a particular country. As such, Beta (ß), which is a non-diversifiable risk parameter, applies only to the market risk premium (MRP, which is non-diversifiable) and not to the country risk premium (Z, which is diversifiable).  Our choice to consider country risk premium (Z) as diversifiable is based on the assumption that foreign investors may choose to invest in the Brazilian capital markets and that Brazilian investors may choose to invest in the international capital markets.  Therefore, both types of investors may diversify their exposure to country risk (Z) in their portfolios.
Projected inflation rates differential between Brazil and the United States (in 2022)
Calculation based on the average adjusted beta of comparable companies
1
Brazil
(Z)

Appendix II. Financial Net Debt and Other Adjustments

Details of the financial net debt and other adjustments used in the calculation of the equity value

Net Financial Debt and Other Adjustments
Calculation of the Company’s net financial debt and others adjustments (R$ millions)
All the values regarding the financial net debt and other adjustments of net debt were based on Vigor’s audited financial statements as of January 20, 2012
Financial net debt January 20, 2012
Loans and financings
326.4
Short-term
136.6
Long-term
189.8
Cash and equivalents
(321.7)
Financial net debt
4.7
Adjustments January 20, 2012
Provision for contingencies
(1)
55.6
REFIS
(2) 271.8
Judicial deposits
(3)
(52.5)
Adjusted net debt
279.6
Source: Company
Notes: (1) According to the explanatory notes to Vigor’s audited financial statements, the Company and its subsidiaries are parties to ongoing legal proceedings involving labor, tax, and civil matters, which represent contingent liabilities. The proceedings are in the administrative defense stage and/or in progress in courts of law. Based on the opinion of internal and external legal counsel, the management of the
Company and its subsidiaries maintain an adequate provision for contingencies to cover potential losses which might arise from unfavorable final outcomes of the legal proceedings, as follows: labor – R$3,126 thousand, civil – R$517 thousand, tax – R$51,915 thousand, (2) The REFIS amount is part of the total tax, labor and social obligations as of January 20, 2012.  See Appendix III hereof for more detailed information about this line item. According to the explanatory notes to Vigor’s audited financial statements, the total of REFIS refers to installment debt, according to Law No. 11,941 of May 27, 2009. In
November 2009, Vigor adhered to the installment debt program provided for by Law No. 11,941 of May 27, 2009, and has opted to settle the penalties and default interest amounts, including those related to federal debts (Dívida Ativa da União), using the credits arising from tax losses and negative bases of the social contribution over net profits tax. The amount of each installment will incur interest corresponding to the variation of the Selic rate for the corresponding period, (3) According to the explanatory notes to Vigor’s audited financial statements, the Company keeps a total amount of R$52,458 thousand for judicial deposits, pledges and others, to cover the provisions for contingencies disclosed in Note (1) above.

Appendix III. Tax, labor and social obligations

Details of tax, labor and social obligations

Tax, labor and social obligations
Tax, labor and social obligations (R$ millions)
Source: Company
R$ millions January 20, 2012
43.8
255.6
Total 299.4
R$ millions January 20, 2012
Salaries and social obligations 6.4
Allowances for vacations, 13th salaries and other obligations 12.1
Retained income tax 0.7
Retained social contribution 0.0
ICMS / VAT receivable 7.1
PIS and COFINS receivable 0.1
REFIS 271.8
Others 1.2
Total 299.4
Fiscal, labor and social obligations – non-current
Fiscal, labor and social obligations  – current
All of the accounts and values relating to tax, labor and social obligations described below are based on Vigor’s audited financial statements as of January 20, 2012

Appendix IV. Glossary

DEPEC Bradesco
Used terms

Glossary
Term Definition
Beta; ß
Coefficient that quantifies the non-diversifiable risk to which an asset is subject.  The index is calculated using a linear regression of a series of variations in
Bradesco Banco Bradesco S.A.
Bradesco BBI Banco Bradesco BBI S.A.
CAGR Compound annual growth rate
Capex Capital expenditures
CAPM Capital asset pricing model. An asset pricing model using the ratio between the risk (measured by Beta) and the expected return of such assets
CSLL
Department of Economic Research and studies of Bradesco
Due diligence
Net debt Gross debt minus cash and cash equivalents
EBIT Earnings before interest and taxes
EBITDA Earnings before interest, tax, depreciation and amortization
Social contribution over net profits (contribuição social sobre o lucro líquido), an income tax in Brazil
Diligence process usually accomplished to verify liabilities and fiscal, tax or other contingencies the price of the assets and a series of varieations in the price of the market portfolio
Emerging Markets Bond Index. A benchmark index for measuring the difference between the average return performance of the sovereign bonds issued by a particular emerging market country, denominated in U.S. dollars, and U.S. Treasury bonds.  Used to measure the risk of investing in a particular country.
EMBI

Used terms

Glossary (cont.)
Term Definition
Fairness Opinion Letter of opinion issued  by an independent advisor regarding economic-financial aspects of a given corporate transaction
DCF Discounted cash flows
FCF Free cash flow
Food service The “outside-the-home” food market. This segment includes all companies that produce food directly to the final consumer.
IR Income tax
MRP Market Risk Premium. Additional return over the risk-free rate required to induce an average investor to invest in the market portfolio
Private equity Funds dedicated to acquiring companies or minority stakes, with the aim of developing a company
Brazilian Risk Premium required by investors for the additional risk incurred when investing in Brazil in relation to risk-free investments
Stand alone Independent assessment without considering synergies
Risk-free rate
Return rate obtained by investing in a risk-free asset. The more commonly used parameter is the interest rate on Treasury bonds issued by the
United States of America
US$; dollars U.S. Dollars
FV Firm Value
EV
WACC
Equity Value
Weighted average cost of capital

Additional Information for U.S. Shareholders of JBS:
Exchange Offer of JBS Shares for Vigor Shares
This communication contains information with respect to the proposed Exchange Offer under Brazilian law of JBS shares for Vigor shares. JBS and Vigor are Brazilian companies. Information distributed in connection with the proposed Exchange Offer is subject to Brazilian disclosure requirements that are different from those of the United States. Financial statements included herein, if any, have been prepared in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board and accounting practices in Brazil that may not be comparable to the financial statements of United States companies.
It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the proposed Exchange Offer, since the companies are located in Brazil and all of their officers and directors are residents of Brazil. You may not be able to sue the companies or their officers or directors in a Brazilian court for violations of the U.S. securities laws.  Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.
You should be aware that the companies may purchase shares of the companies otherwise than through the proposed Exchange Offer, such as in open market or privately negotiated purchases.
Important Notice Regarding Forward-Looking Statements:
This Valuation Report contains certain forward-looking statements. Statements that are not historical facts, including statements about our perspectives and expectations, are forward looking statements. The words “expect”, “believe”, “estimate”, “intend”, “will”, “plan” and similar expressions, when related to JBS and the Companies and their respective affiliates, indicate forward-looking statements. These statements reflect the current view of management and are subject to various risks and uncertainties. These statements are based on various assumptions and factors, including general economic, market, industry, and operational factors. Any changes to these assumptions or factors may lead to practical results different from current expectations. Excessive reliance should not be placed on those statements. Forward-looking statements relate only to the date they were made.